POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that the undersigned does
hereby make, constitute, and appoint RICHARD C. ADKERSON, KELLY C.
SIMONEAUX, MONIQUE A. CENAC and DOUGLAS N. CURRAULT II, and each of them acting individually, the true and lawful attorney of the undersigned with power to act without the others and with full power of substitution and resubstitution (i) to complete, execute, and file with the United States Securities and Exchange Commission (the "SEC"),
the New York Stock Exchange (the "NYSE"), and any other stock exchange or similar authority, for and on behalf of the undersigned, in the capacity or capacities of the undersigned as a person subject to
Section 16 ("Section 16") of the Securities Exchange Act of 1934, as
amended, with respect to the securities of Freepor-McMoRan Copper & Gold
Inc. (the "Issuer"), Forms 3, 4, and 5, any amendment or amendments thereto, and any other document in support thereof or supplemental thereto, in accordance with Section 16 and the rules and regulations promulgated by the SEC thereunder and (ii) to do and perform each and every act and thing whatsoever that the attorney or attorneys may deem necessary or advisable to carry out fully the intent of the foregoing as the undersigned might or could do personally, hereby ratifying and confirming all acts and things that the attorney or attorneys may do or cause to be done by virtue of these presents.  The undersigned hereby acknowledges that the attorneys, in serving in such capacities at the request of the undersigned, are not assuming, nor is the Issuer assuming, any of the responsibilities of the undersigned to comply with Section 16.  This Power of Attorney shall remain in full force and effect until the undersigned is no longer subject to Section 16 with respect to the securities of the Issuer, unless earlier revoked by the undersigned in a signed writing delivered to the attorneys.
        IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 27th day of December, 2013.

 /s/ Lydia H. Kennard
     LYDIA H. KENNARD